EXHIBIT 32.2
                                                                    ------------

                        SECTION 906 CERTIFICATION OF CFO

         In connection with the Annual Report of Medinex Systems, Inc. (the "Company") on Form 10-KSB for the period ending November 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, James Ross, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, adopted as pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                         /s/ James Ross
                                                        ------------------------
                                                        James Ross
                                                        Chief Financial Officer

                                                        March 11, 2004



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting, the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Medinex Systems, Inc. and will be retained by Medinex Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.